Exhibit 4.3

EXECUTION VERSION

TREEHOUSE FOODS, INC., as Issuer

THE GUARANTORS PARTY HERETO, as Guarantors

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

4.875% SENIOR NOTES DUE 2022

AND

6.00 % SENIOR NOTES DUE 2024

TENTH SUPPLEMENTAL INDENTURE DATED AS OF

February 1, 2016

TO THE INDENTURE DATED AS OF

March 2, 2010

This TENTH SUPPLEMENTAL INDENTURE, dated as of February 1, 2016 (this “Tenth Supplemental Indenture”), is by and among TreeHouse Foods, Inc., a Delaware corporation (such corporation and any successor as defined in the Base Indenture and herein, the “Company”), the existing Guarantors party to the Indenture (as defined below), Ralcorp Holdings, Inc., a Missouri corporation, Nutcracker Brands, Inc., a Delaware corporation, Linette Quality Chocolates, Inc., a Georgia corporation, Ralcorp Frozen Bakery Products, Inc., a Delaware corporation, Cottage Bakery, Inc., a California corporation, The Carriage House Companies, Inc., a Delaware corporation, and American Italian Pasta Company, a Delaware corporation (collectively, the “Additional Guarantors”), and Wells Fargo Bank, National Association, a national banking association, as trustee (such institution and any successor as defined in the Base Indenture, the “Trustee”).

WITNESSETH:

WHEREAS, the Company and the existing Guarantors have previously executed and delivered an Indenture, dated as of March 2, 2010 (the “Base Indenture”), with the Trustee providing for the issuance from time to time of one or more series of the Company’s senior debt securities, as amended and supplemented by a Fourth Supplemental Indenture, dated as of March 11, 2014 (the “Fourth Supplemental Indenture”), Sixth Supplemental Indenture, dated as of July 29, 2014 (the “Sixth Supplemental Indenture”), the Seventh Supplemental Indenture, dated as of August 25, 2014 (the “Seventh Supplemental Indenture”), the Eighth Supplemental Indenture, dated as of December 31, 2015 (the “Eighth Supplemental Indenture”) and the Ninth Supplemental Indenture, dated as of January 29, 2015 (the “Ninth Supplemental Indenture” and, together with the Base Indenture, the Fourth Supplemental Indenture, the Sixth Supplemental Indenture, the Seventh Supplemental Indenture, and the Eighth Supplemental Indenture, the “Indenture”);

WHEREAS, the Fourth Supplemental Indenture provides for the issuance of the Company’s 4.875% Notes due 2022 (the “2022 Notes”);

WHEREAS, the Ninth Supplemental Indenture provides for the issuance of the Company’s 6.00% Notes due 2024 (the “2024 Notes” and together with the 2022 Notes, the “Notes”);

WHEREAS, Section 4.15 of each of the Fourth Supplemental Indenture and the Ninth Supplemental Indenture provides that in the event that any Domestic Subsidiary guarantees or becomes a borrower under the Credit Agreement, then the Company shall cause such Domestic Subsidiary to simultaneously become a Guarantor of the Notes, in accordance with the terms of the Indenture;

WHEREAS, Section 9.01 of each of the Fourth Supplemental Indenture and the Ninth Supplemental Indenture provides that the Trustee may enter into an indenture supplemental to the Indenture, without the consent of the Holders, to add any Person as a Guarantor;

WHEREAS, each of the Additional Guarantors, as a result of their guaranteeing the Credit Agreement, is entering into this Tenth Supplemental Indenture to add such Additional Guarantor as a Guarantor;

WHEREAS, all conditions necessary to authorize the execution and delivery of this Tenth Supplemental Indenture and to make it a valid and binding obligation of each of the Additional Guarantors have been completed or performed; and

WHEREAS, the Indenture is incorporated herein by reference.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company, the existing Guarantors, the Additional Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01	Definitions; Rules of Construction.

All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Indenture. The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Tenth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2

AGREEMENT TO GUARANTEE

SECTION 2.01	Agreement to Guarantee.

Each of the Additional Guarantors hereby agrees to become a party to the Indenture as a Guarantor and shall have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. Each of the Additional Guarantors agrees to be bound by all other provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

ARTICLE 3

MISCELLANEOUS

SECTION 3.01	Indenture Remains in Full Force and Effect.

Except as expressly amended and supplemented by this Tenth Supplemental Indenture, the Indenture shall remain in full force and effect in accordance with its terms.

SECTION 3.02	Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS TENTH SUPPLEMENTAL INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 3.03	Severability.

In case any provision in this Tenth Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.04	Counterpart Originals.

The parties may sign any number of copies of this Tenth Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement. The exchange of copies of this Tenth Supplemental Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Tenth Supplemental Indenture as to the parties hereto. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 3.05	Headings, Etc.

The headings in this Tenth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Tenth Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 3.06	Jury Trial Waiver.

EACH OF THE COMPANY, THE EXISTING GUARANTORS, THE ADDITIONAL GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS TENTH SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 3.07	Concerning the Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Tenth Supplemental Indenture, the Subsidiary Guarantees of the Additional Guarantors, or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Additional Guarantors. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Tenth Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein. The Company hereby confirms to the Trustee that this Tenth Supplemental Indenture has not resulted in a material modification of the Notes for Foreign Accounting Tax Compliance Act (“FATCA”) purposes. The Company shall give the Trustee prompt written notice of any material modification of the Notes deemed to occur for FATCA purposes. The Trustee shall assume that no material modification for FATCA purposes has occurred regarding the Notes, unless the Trustee receives written notice of such modification from the Company.

[signature pages follow]

Dated as the date first written above.

COMPANY:

TREEHOUSE FOODS, INC.

By:	/s/ Dennis F. Riordan
	Name:	Dennis F. Riordan
	Title:	Executive Vice President and Chief
Financial Officer

GUARANTORS:

BAY VALLEY FOODS, LLC

By:	/s/ Thomas E. O’Neill
	Name:	Thomas E. O’Neill
	Title:	Executive Vice President

STURM FOODS, INC.

By:	/s/ Thomas E. O’Neill
	Name:	Thomas E. O’Neill
	Title:	Executive Vice President

S.T. SPECIALTY FOODS, INC.

By:	/s/ Thomas E. O’Neill
	Name:	Thomas E. O’Neill
	Title:	Executive Vice President

CAINS FOODS, INC.

By:	/s/ Thomas E. O’Neill
	Name:	Thomas E. O’Neill
	Title:	Executive Vice President

[Signature Page to Supplemental Indenture]

CAINS GP, LLC

By:	/s/ Thomas E. O’Neill
	Name:	Thomas E. O’Neill
	Title:	Executive Vice President

CAINS FOODS, L.P.

By:	/s/ Thomas E. O’Neill
	Name:	Thomas E. O’Neill
	Title:	Executive Vice President

ASSOCIATED BRANDS, INC.

By:	/s/ Thomas E. O’Neill
	Name:	Thomas E. O’Neill
	Title:	Executive Vice President

FLAGSTONE FOODS, INC.

By:	/s/ Thomas E. O’Neill
	Name:	Thomas E. O’Neill
	Title:	Executive Vice President

[Signature Page to Supplemental Indenture]

ADDITIONAL GUARANTORS:

RALCORP HOLDINGS, INC.

By:	/s/ Thomas E. O’Neill
Name:	Thomas E. O’Neill
Title:	Executive Vice President

NUTCRACKER BRANDS, INC.

By:	/s/ Thomas E. O’Neill
Name:	Thomas E. O’Neill
Title:	Executive Vice President

RALCORP FROZEN BAKERY PRODUCTS, INC.

By:	/s/ Thomas E. O’Neill
Name:	Thomas E. O’Neill
Title:	Executive Vice President

THE CARRIAGE HOUSE COMPANIES, INC.

By:	/s/ Thomas E. O’Neill
Name:	Thomas E. O’Neill
Title:	Executive Vice President

AMERICAN ITALIAN PASTA COMPANY

By:	/s/ Thomas E. O’Neill
Name:	Thomas E. O’Neill
Title:	Executive Vice President

[Signature Page to Supplemental Indenture]

COTTAGE BAKERY, INC.

By:	/s/ Thomas E. O’Neill
Name:	Thomas E. O’Neill
Title:	Executive Vice President

LINETTE QUALITY CHOCOLATES, INC.

By:	/s/ Thomas E. O’Neill
Name:	Thomas E. O’Neill
Title:	Executive Vice President

[Signature Page to Supplemental Indenture]

TRUSTEE:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Trustee

By:	/s/ Julius R. Zamora
	Name:	Julius R. Zamora
	Title:	Vice President

[Signature Page to Supplemental Indenture]